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                                                                  EXHIBIT 10.7


                                     LEASE

This Lease is made and entered into this 9th day of June, 1995, by and between Caterpillar Inc., a Delaware corporation, (hereinafter referred to as "Lessor"), and Morton Metalcraft Co., an Illinois corporation, (hereinafter referred to as "Lessee").

                                  Witnesseth:

1. PREMISES - Lessor, for and in consideration of the rent and covenants, conditions and agreements hereinafter described to be kept and performed by Lessee, does hereby rent, demise and lease to Lessee, and Lessee does hereby rent and lease from Lessor, one hundred thirty-seven thousand three hundred fifty-one (137,351) square feet in a building located at 8201 N. University Street, Peoria, IL 61615, being more particularly shown on Exhibit "A" attached hereto and incorporated herein by reference (the "Premises"). Lessee shall have access rights to the Premises as shown on Exhibit A and exclusive use of the fenced-in area shown on Exhibit A. Lessee may use existing hard-surfaced areas within the fenced-in area for employee parking and truck access. Any additional employee parking on or off site shall be provided by Lessee.

2. TERM - The term of this Lease shall be for eight years, commencing on June 1, 1995 and terminating on May 31, 2003.

3. RENT - Rent shall be payable in monthly installments, commencing January 1, 1996, in accordance with the following schedule:
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               Years 1996 - 1997        $20,030.35/MO ($1.75/SF/YR)

               Years 1998 - 1999        $25,753.30/MO ($2.25/SF/YR)

               Years 2000 - 2001        $27,470.20/MO ($2.40/SF/YR)

               Year  2002               $28,294.30/MO (3% escalation)

               Year  2003               $29,143.13/MO (3% escalation)


          Monthly installments of rent as provided above shall be paid in advance on the first day of each month at the offices of the Lessor shown in Section 23. If commencement and termination dates are other than the first of a month, rent shall be prorated based on the number of days used in the month.


     4. USE OF PREMISES - Premises are to be used by Lessee for manufacturing and assembly purposes, or for any other purposes permitted by applicable law, zoning and covenants and by this Lease.

          Lessee shall comply, at the cost and expense of Lessee, with any and all ordinances, statutes or other laws relating to the use of the Premises, and will observe and comply with requests of fire insurance companies respecting the use of the Premises.

          Lessee's employees, agents and invitees shall remain within the Premises and not enter adjoining building space.


     5.   REGULATORY COMPLIANCE


          A. Lessee shall not, and shall not permit others to, introduce, use, dispose of, dump or store any materials on the Premises in a
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               manner in which, or whose presence would, violate any laws, ordinances or regulations relating to environment, health or safety conditions; and Lessee's operations at the Premises shall remain in compliance with all such applicable laws.

          B. Lessee agrees to defend and hold Lessor harmless from and to indemnify Lessor against any and all claims, liabilities and damages, penalties, costs or expenses (including, but not limited to, attorney's fees) arising from or caused in whole or in part, directly or indirectly, from any failure to comply with Lessee's obligations in this Section. This indemnification shall survive the termination of this Agreement.

          C. Lessor agrees to defend and hold Lessee harmless from and to indemnify Lessee against any and all claims, liabilities and damages, penalties, costs or expense (including, but not limited to attorney's fees) arising from any violation of any environmental, health or safety regulation or law or condition existing prior to Lessee's occupancy of the Premises or solely caused by Lessor. In the event any environmental condition existing prior to Lessee's occupancy of the Premises adversely impacts Lessee's occupancy of or the conduct of Lessee's business upon the Premises, Lessee may, as its sole remedy, either terminate this Lease or ask Lessor to abate the rent to the extent the Premises becomes untenantable. This indemnification shall survive the termination of this Agreement.


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6.   ALTERATIONS, IMPROVEMENTS AND SIGNS

     A.   Improvements by Lessee

          During the term of the Lease, Lessee at its sole expense may, with the prior consent of Lessor, make alterations and improvements to the Premises for use by Lessee as provided herein, including but not limited to, installation of signs, equipment, fixtures, partitions and shelving. Lessor hereby preliminarily consents to Lessee's planned improvements detailed on Exhibit B hereto, pending Lessor's approval of the final designs.

          Upon termination of this Lease, alterations and improvements to the Premises made by Lessee and other property of Lessee left in place with the consent of Lessor shall become the property of Lessor, unless the consent given by Lessor to Lessee was conditioned upon Lessee's removal of such improvements and restoration of the Premises to the same condition as existed prior to the alterations and improvements.

          If Lessee has not removed its alterations and improvements (except as Lessor has otherwise agreed) at the termination of this Lease, Lessor may remove them and all charges therefor will be due immediately from Lessee.

     B. Improvements by Lessor - Lessor agrees to make the alterations and improvements to the Premises specified in Exhibit C hereto. Such alterations and improvements shall be at Lessor's cost. Lessor

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          agrees to contribute fifty thousand dollars ($50,000) towards Lessee's construction of a new dock as specified in Exhibit B hereto, with such contribution due upon receipt by Lessor of invoices identified by Lessee as pertaining to completion of construction of the new dock.

7. UTILITIES AND REIMBURSEMENT COSTS - Lessee shall pay for all utilities (e.g. gas, electricity, water and sanitary sewer) serving the Premises. In addition, Lessee shall pay for its prorata share (which prorata share equals 33.3% based upon property containing 412,404 sq. ft. of building space) of all building insurance costs and real estate taxes. Such prorata share shall be paid by Lessee within thirty (30) days after receiving an invoice from Lessor.

8.   TAXES AND INSURANCE

     a. Taxes - Subject to Lessee's reimbursement of Lessee's prorata share of real estate taxes as specified in Section 7 above, Lessor shall pay when due all real estate taxes levied against the property which includes the Premises. Lessee will be responsible to Lessor for any increase in taxes resulting solely from improvements made by Lessee.

          Lessee shall pay when due all personal property taxes assessed against property owned by or placed in, upon or about the Premises by Lessee.

     b. Insurance - Lessee at its expense shall procure and maintain during the Lease term:

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i)   casualty insurance on improvements and personal property of Lessee on the
     Premises including, without limitation, fire, extended coverage and all-risk hazard insurance;

ii) Commercial General Liability Insurance for Bodily Injury and Property Damage covering Premises, completed operations and personal injury in a combined amount of not less than $2,000,000; and

iii) Workman's Compensation and employer's liability insurance coverage for all employees of Lessee employed on or about the Premises, or shall be a qualified self-insurer, as required by the laws of the State of Illinois.

Lessee shall provide to Lessor not less than five (5) days prior to Lessee's occupancy of the Premises certificates evidencing the existence of said coverages, designating Lessor as an additional insured under the coverages set forth in item ii above, and providing that the Lessor shall receive not less than ten (10) days prior notice of any change in or cancellation of the policies or coverage thereunder.

Each party hereby releases and relieves the other and waives, respectively, their entire claim against the other for property loss or property damage arising out of or incident to fire explosion, sprinkler or water damage, or other perils included in the extended coverage endorsement of the insurance policies of either party, on or about the Premises, whether due to the
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     negligence of any of said parties, their agents or employees or otherwise.
     The foregoing language shall not be construed as waiving or releasing any claim or claims which the parties or either of them have against any insurance company or companies.

9. REPAIRS AND MAINTENANCE - Lessor shall maintain the roof, foundations, exterior walls (excluding windows) and fire protection system of the Premises. The term "roof" as used herein shall include skylights, smoke hatches and roof vents.

     Lessee, at its expense, shall maintain and repair all building equipment located on the Premises including, but not limited to, fire sprinkler systems, sanitary and storm sewer lines, utility services, exterior lighting, floor covering, heating, ventilation and air conditioning system, truck doors, dock levelers, dock bumpers, dock plates, plumbing work and fixtures. Lessee shall also maintain (including snow removal) and repair all outside areas of the Premises, including, but not limited to, the lawn, driveways, storage areas, dock ramps and parking areas. Lessee shall maintain and repair all improvements installed by Lessee. Lessee, at its expense, shall clean the Premises and arrange for regular removal from the Premises Lessee's trash and debris. Notwithstanding the foregoing, in no event shall Lessee have any responsibility to maintain or repair any building equipment located outside of the Premises, even if such equipment is a part of or connected to equipment located on the Premises. If any building equipment located on the Premises services both areas on the Premises and areas outside of the Premises, Lessee shall only be responsible for a percentage of the cost to maintain and
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     repair the same, this percentage being equivalent to the percentage of the equipment's capacity designed to service only the Premises. At the termination of this Lease term or extension thereof, the Lessee shall return the Premises to a condition similar to that existing at the commencement of the Lease, excepting ordinary wear and tear.

10. ACCESS BY LESSOR - Upon reasonable notice, except in emergencies where no such notice shall be required, Lessor's representatives shall have the right to enter the Premises to inspect the same, and to perform such work as may be permitted or required hereunder (including testing and maintenance of the exterior underground fire protection sprinkler lines), to make repairs or alterations, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Lessor's interest in the Premises or to exhibit the Premises to prospective tenants, purchasers, or others, or for any other purposes Lessor may deem necessary or desirable; provided, however, that Lessor shall not unreasonably interfere with Lessee's operations. Lessee shall not be entitled to any abatement of rent by reason of the exercise of any such right of entry. Lessee shall give notice to Lessor at least thirty (30) days prior to vacating the Premises and shall meet with Lessor for a joint inspection of the Premises at the time of vacating.

11. INDEMNIFICATION - Lessee hereby agrees to defend, indemnify and hold harmless Lessor, its officers, employees and agents, from and against all claims and demands of any nature whatsoever arising out of the injury to or death of any person or damage to property, to the extent caused by the acts or omissions of Lessee, its employees, agents, guests, licensees or invitees during the term of this Lease, or resulting from possession or use of the Premises by Lessee.

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     Lessor herby agrees to defend, indemnify and hold harmless Lessee, its officers, employees and agents, from and against all claims and demands of any nature whatsoever arising out of the injury to or death of any person or damage to property, to the extent caused by the acts or omissions of Lessor, its employees, agents, guests, licensees or invitees during the term of this Lease.

12. LOSS OR DESTRUCTION OF PREMISES - In the event that the Premises are damaged by fire or other casualty or taken by condemnation of public authority in such a way that the Premises are rendered partially or substantially unsuitable to Lessee for the carrying out of its business, and if Lessor does not restore the Premises within ninety (90) days following any such casualty or taking, then either party shall have the option of terminating this Lease. To the extent that the Premises become untenantable, rent shall be abated.

13. LESSEE SHALL DISCHARGE ALL LIENS - Lessee shall promptly pay all its contractors and materialmen. Should any lien be filed against the Premises or Lessor as a result of Lessee's act or forbearance, Lessee shall promptly furnish Lessor security in an amount sufficient to protect Lessor from loss or make provisions for discharge of the lien within five (5) days after written request by Lessor.

14. DEFAULT BY LESSEE, RIGHTS AND REMEDIES - If default is made in the payment of rent at the times herein stated, or if Lessee shall fail to perform any of the covenants, conditions and agreements contained in this Lease and such default continues for fifteen (15) days after written notice thereof by Lessor to Lessee, then Lessor, or its legal

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     representative, shall have all rights and remedies at law or in equity to evict Lessee and retake possession with or without court order and without in any way prejudicing Lessor from exercising any and all rights, remedies or causes of action which it may have, including the right to receive and collect the balance of rent or any other sums which may be due under this Lease. All remedies of Lessor are cumulative and the selection of one remedy shall not be deemed a waiver of any other.

     If Lessee shall make an assignment for the benefit of creditors, file a petition in any court for insolvency proceedings of any kind, or have a petition filed against it for insolvency proceedings in any court, this Lease shall automatically terminate and Lessor shall have the rights provided for herein in the event of default.

15. WAIVER - The waiver by Lessor of breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, condition or agreement.

16. ASSIGNMENT OR SUBLETTING - Lessee shall not assign this Lease or sublease all or any portion of the Premises without the written consent of Lessor, which consent shall not be unreasonably withheld.

17. SUBORDINATION - This Lease and all the rights of Lessee hereunder are and shall be subject and subordinate at all times to the lien or liens of any mortgages placed on the Premises, either prior or subsequent to the date hereof. Lessee shall execute and deliver upon demand such
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               further instrument or instruments evidencing such subordination of this Lease as may be requested by any mortgagee or proposed mortgagee.

          18. WASTE OR NUISANCE - Lessee shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of another tenant in the building in which the Premises is located.

          19. QUIET ENJOYMENT - As long as Lessee is not in default under the terms of this Lease, Lessee shall at all times during the term hereof have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises.

          20. BROKERS - Lessor and Lessee each represent that it has not dealt with any broker in connection with the negotiation, execution, or delivery of this Lease, except for Maloof Real Estate Company ("Broker"), for whose commission Lessor is solely responsible. Each party shall defend, indemnify and hold harmless the other party from and against any claims or demands for brokerage commissions or finder's fees alleged to arise from the acts of the first mentioned party.

          21. OPTION TO RENEW - If Lessee is not then in default under this Lease, Lessee shall have an option to renew this Lease for three
               (3) further terms of five (5) years each ("Renewal Period" or "Renewal Periods") by giving Lessor written notice of its election to do so not less than one hundred eighty (180) days prior to the end of the then current term. Such renewals shall be on the same terms and conditions other than as to rent. Rent for each Renewal Period shall equal the greater

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     of: a) the final rental rate under the then-current term, with an annual escalation factor thereafter equaling the increase in the Consumer Price Index; or b) the fair market rate (based upon a five year lease of similar property) at the beginning of the Renewal Period, with an annual escalation factor thereafter equaling the increase in the Consumer Price Index. (If the U.S. Department of Labor discontinues publishing the Consumer Price Index at regular intervals, then any similar reports issued at regular intervals by another agency of the U.S. Government for substantially similar purposes shall be used.) If the parties cannot agree upon the fair market rate, such dispute shall be submitted to arbitration. Lessor shall select one arbitrator, Lessee shall select one arbitrator, and if the two arbitrators are unable to agree upon the fair market rent within thirty
     (30) days of their appointment, the two arbitrators shall select a third arbitrator, whose determination thereof shall be binding on Lessor and Lessee. All three arbitrators shall be licensed Real Estate Brokers with at least five (5) years' experience in the Peoria, IL area.

22. NOTICES - Any notice or other communication provided for in this Lease shall be given by certified mail or telefax to the other party at the address specified below unless a party has changed its address by notice given pursuant to this section:

     Lessor:

          Caterpillar Inc.
          100 N.E. Adams Street
          Peoria, Illinois 61629-3315
          Attn.: Real Estate Manager
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     Lessee:
          Morton Metalcraft Co.
          1021 W. Birchwood
          Morton, IL 61550-0429
          Attn: Vice President of Finance

23. SUCCESSORS - All rights, liabilities, and covenants herein contained, given to or imposed upon the parties hereto shall extend to and bind their heirs, executors, administrators, successors and assigns.

24. PARTIAL INVALIDITY - The provisions of this Lease shall be severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remaining provisions.

25. GOVERNING LAW - This Lease or any term hereof shall be construed according to the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed on the day and year first above written.

CATERPILLAR INC., Lessor                     MORTON METALCRAFT CO., Lessee


By: /s/ Glen Barton                          By: /s/ William D. Morton
   --------------------------                   --------------------------

Name:  Glen Barton                           Name:  William D. Morton
     ------------------------                     ------------------------

Title:  Group President                      Title:  President
      -----------------------                      -----------------------